Calculation of Filing Fee Tables
S-4
ENZON PHARMACEUTICALS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock (Merger Consideration)	457(o)	478,534		$ 8,612,233.20	0.0001381	$ 1,189.35
Fees to be Paid	2	Equity	Common Stock (Series C Preferred Stock Exchange Offer)	457(o)	103,640		$ 7.23	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 8,612,240.43		$ 1,189.35
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,189.35
Offering Note
[1]	Rule 457(f) Fee Calculation Details

1 Applies to offering lines 1 and 2. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the number of shares of Registrant's common stock being registered reflect and assume the consummation of a consolidation of Registrant's common stock pursuant to which all shares of Registrant's common stock would be combined and reclassified at a ratio of 1 to 100 (the "Reverse Stock Split"). The Reverse Stock Split is expected to occur prior to the consummation of the transactions described in the prospectus. If the Reverse Stock Split does not occur, the Registrant will file a pre-effective amendment to this prospectus to reflect the actual number of shares being registered and to adjust the related filing fee accordingly. With respect to offering line 1, the filing fee is calculated in accordance with Rule 457(f)(1) under the Securities Act. Pursuant to the terms of the merger agreement, the Registrant is offering 478,534 shares of its common stock in exchange for the shares of common stock of Viskase Companies, Inc. ("Viskase"), not held by the IEH Parties, in connection with the proposed merger. In accordance with Rule 457(f)(1), the fee was calculated based on a market value of the common stock of Viskase of $0.90 per share, determined using the average of the bid and asked price of the common stock on the OTCPink tier of the OTC Markets on January 23, 2026, a date that is within five business days of the date on which this Registration Statement is being filed.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
9,569,148	$ 0.90	$ 8,612,233.20			$ 8,612,233.20

[2]	Rule 457(f) Fee Calculation Details

2 With respect to offering line 2, the Amount Registered represents the maximum aggregate amount of the Registrant's common stock to be issued in connection with the exchange of Registrant's issued and outstanding Series C preferred stock, that is not held by the IEH Parties, for Registrant's common stock in the exchange offer to which the prospectus relates. In accordance with Rule 457(f)(2), the fee was calculated using the book value of the Series C Preferred Stock, that is not held by the IEH Parties, as of the latest practicable date prior to the date on which this Registration Statement is being filed.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
723	$ 0.01	$ 7.23			$ 7.23

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A